Exhibit 10.4 Form of First Amendment to Restricted Stock Award for Outside
             Directors

                             ONEIDA FINANCIAL CORP.
                       2006 RECOGNITION AND RETENTION PLAN
                  FIRST AMENDMENT TO RESTRICTED STOCK AGREEMENT
                               (Outside Directors)

         WHEREAS, on April 25th 2006, Oneida Financial Corp. (the "Company") granted an award (the "Award") for a total of shares of Company common stock to _________________ (the "Recipient"), subject in all respects to the terms and provisions of the Oneida Financial Corp. 2006 Recognition and Retention Plan (the "Plan"), which has been approved by the board of directors of The Oneida Savings Bank (the "Bank") and the stockholders of the Company; and

         WHEREAS, the Plan provides that a committee consisting of at least two non-employee directors of the Board (or the full Board) (the "Committee") may amend any outstanding award made under the Plan; and

         WHEREAS, the Committee and the Recipient have agreed to amend the Restricted Stock Agreement which evidences the Award (the "Agreement") to change the definition of "Normal Retirement Age" that shall apply to the Award;

         NOW THEREFORE, the Agreement is hereby amended as follows:

         1. Paragraph B is amended in its entirety to read as follows, effective as of the original date of the Award:

                  B. (1) The shares of common stock awarded hereunder shall bear a legend restricting the transferability of such common stock (hereinafter referred to as the "Restricted Stock"). The Restricted Stock awarded to the Recipient shall not be sold, assigned, transferred, pledged, or otherwise encumbered by the Recipient, except as hereinafter provided, until such Restricted Stock has vested (the "Restricted Period").

                  (2) Restricted Stock shall vest in equal installments over a five (5) year period, with the first installment vesting on December 31, 2006 and succeeding installments vesting on each anniversary thereof through December 31, 2010.

                  (3) Notwithstanding the definition of "Normal Retirement" set forth in the Plan, for purposes of this Award, "Normal Retirement" means the Recipient's termination of service as a director on or after the date that the Recipient attains age 70 and has completed at least 5 years of service as a director.

         2. All remaining provisions of the Restricted Stock Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the Committee and the Recipient have executed this First Amendment to the Restricted Stock Agreement, effective as of the original date of the Award.


                                    ONEIDA FINANCIAL CORP.


---------------------               By:
Date                                    -----------------------------------

---------------------               ---------------------------------------
Date                                Recipient